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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated October 22, 1998 relating to the consolidated financial statements and financial statement schedules of Excel Legacy Corporation, which appear in Excel Legacy Corporation's annual report on Form 10-K/A Amendment No. 2 for the period from inception (November 17, 1997) to July 31, 1998. We also consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated August 13, 1999 relating to the combined financial statements of Excel Legacy Asset Group, which appear in Excel Legacy Corporation's annual report on Form 10-K/A Amendment No. 2 for the period from inception (November 17, 1997) to July 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP



San Diego, California
September 16, 1999